UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2005

Com-Guard.com, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	96-572563
(State or other jurisdiction of	(I.R.S. Employer Identification No.)

                    incorporation or organization)

000-31425

Commission File Number

2075 Corte del Nogal, Suite R, Carlsbad, California 92009

(Address of principal executive offices)

Registrant’s telephone number including area code: (760) 431-2206

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Section 3 – Securities and Trading Markets

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

1. Com-Guard.com, Inc. has announced that it has been delisted on December 27, 2005. The Company was unilaterally delisted by the NASD OTC Bulletin Board. The Company did not receive any notice.

2. The Company was unable to file its form 10-QSB for its first fiscal quarter ending September 30, 2005 due to the fact it is unable to complete the accounting for that period.

3. The Company is working toward completing the required accounting to get back onto the OTC Bulletin Board.

4. While the Company has been delisted from the NASD OTC Bulletin Board it is now currently trading on the Pink Sheets.

SIGNATURES

Pursuant to the requirements required of the Securities and Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COM-GUARD.com, INC.

DATED: December 28, 2005	BY: /s/ Edward W. Savarese
EDWARD W. SAVARESE
Chief Executive Officer

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